EXHIBIT 99.5

                              LETTER OF TRANSMITTAL
(to accompany certificate(s) representing Metropolis Realty Trust, Inc. Class A Common Stock, par value $10.00 per share, surrendered for your pro rata portion of net cash proceeds in sale transaction and certificate(s) representing
        Metropolis Realty Holdings LLC limited liability company units)
                                       to
                         METROPOLIS REALTY HOLDINGS LLC

  Mail or deliver this Letter of Transmittal, or facsimile, together with the Certificate(s) representing your shares, to the Exchange Agent at:

                     CONTINENTAL STOCK TRANSFER & TRUST CO.
                      By Mail, Hand or Overnight Delivery:
                                17 Battery Place
                                    8th Floor
                            New York, New York 10004
                         Attn: Reorganization Department
                  TELEPHONE ASSISTANCE 1-(212)-509-4000 (x536)
          Method of delivery of the Certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

     If your Certificate(s) has been lost, stolen, misplaced or mutilated, contact the Exchange Agent at 1-212-509-4000 x531. See Instruction 4.

      THIS LETTER OF TRANSMITTAL SHOULD BE COMPLETED, SIGNED AND SUBMITTED, TOGETHER WITH YOUR CERTIFICATE(S) REPRESENTING ONE OR MORE SHARES OF COMMON STOCK OF METROPOLIS REALTY TRUST, INC. TO THE ADDRESS SET FORTH ABOVE. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

      IF CERTIFICATES ARE REGISTERED IN DIFFERENT NAMES, A SEPARATE LETTER OF TRANSMITTAL MUST BE SUBMITTED FOR EACH REGISTERED OWNER.

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                  DESCRIPTION OF CERTIFICATE(S) SURRENDERED (Please fill in. Attach separate schedule if needed.)
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             Name(s) and Address of Registered Holder(s)                       Certificate No(s)              Number of Shares
      If there is any error in the name or address shown below,
                please make the necessary corrections.
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                                      H-1

                     NOTE: SIGNATURES MUST BE PROVIDED BELOW

        PLEASE READ THE FOLLOWING AND ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

      On May 7, 2002, Metropolis Realty Trust, Inc., a Maryland corporation ("Metropolis"), entered into an Amended and Restated Purchase Agreement with Jamestown 1290, L.P., pursuant to which it agreed to sell, subject to stockholder approval, its entire interest in the real property and office building located at 1290 Avenue of the Americas, New York, New York 10022 (the "1290 Property") for a purchase price of $745.5 million, subject to certain adjustments and customary prorations (the "Sale Transaction"). After repayment of existing indebtedness and the costs associated therewith and after certain expenses associated with the sale transaction are paid and certain reserves are established, Metropolis intends to liquidate and distribute the net proceeds to its stockholders on a pro rata basis, which is expected to be approximately $[292.5] million in the aggregate (the "Net Sale Proceeds"), or approximately $[22.50] per share. Actual distributed amounts, however, may differ.

      In order to facilitate the consummation of the Sale Transaction, Metropolis' subsequent cash liquidation and to allow Metropolis to claim the amount of "dividends paid deduction" necessary to eliminate its U.S. federal income tax with respect to the gain on the sale of the 1290 property, and as more fully described in the Information Statement-Prospectus, mailed to you on or about August [____], 2002, Metropolis is merging (the "Merger") with Metropolis Realty Lower Tier LLC, a Delaware limited liability company, with Metropolis becoming the surviving entity of the Merger and wholly-owned subsidiary of Metropolis Realty Holdings, LLC ("Holdings"). The Merger will take place on or following Metropolis' special meeting of its stockholders, scheduled to be held for August [___], 2002, to vote on the Sale Transaction and the Merger, but prior to the closing of the Sale Transaction. You are urged to read the Information Statement - Prospectus carefully and in its entirety.

      As a result of the Merger, you are entitled to receive one limited liability company unit ("LLC Unit") of Holdings for every share of Metropolis Class A Common Stock, par value $10.00 per share ("Common Stock"), that you owned immediately prior to the Merger. Immediately following the Merger, the number of LLC Units that you own will be equal to the number of shares of Common Stock that you owned immediately prior to the Merger, and your equity percentage interest in Holdings will be equal to your equity percentage in Metropolis immediately prior to the Merger.

      In order for you to receive your pro rata portion of the Net Sale Proceeds and your certificates representing your LLC Units ("LLC Unit Certificate"), you must:

      o complete and deliver this Letter of Transmittal to the Exchange Agent at the address or facsimile number listed on page 1; and

      o together with this Letter of Transmittal, surrender to Holdings your certificate(s) representing your shares of Common Stock ("Stock Certificate").

      Your name and address (or the name(s) and address(es) of the registered holder(s)) should be printed in the space provided on page 1, if they are not already set forth on a label on page 1, as they appear on the Stock Certificates surrendered herewith. Each Stock Certificate number and the number of shares of Common Stock formerly represented thereby that you surrender should be indicated in the appropriate boxes on page 1.

      You hereby represent and warrant that you have full power and authority to surrender your Stock Certificates surrendered herewith, that the rights represented by your Stock Certificate(s) are free and clear of liens, restrictions, charges and encumbrances and are not subject to any adverse claim. You will, upon request, execute and deliver any additional documents deemed by Holdings to be necessary or desirable to complete the transmittal and transfer of the Stock Certificates surrendered hereby.

      Unless otherwise indicated herein under "Special Registration Instructions," the LLC Units and the LLC Unit Certificates will be issued in your name(s) (or if different, the name of the registered holder(s)) appearing under "Description of Certificate(s) Surrendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," the LLC Unit Certificates will be mailed to the address(es) appearing under "Description of Certificate(s) Surrendered." If the Special Delivery Instructions are complete, the LLC Units will be registered in the name of, and the LLC Unit Certificates will be delivered to, the person or persons so indicated.

      You understand that surrender is not made in acceptable form until receipt by Holdings of this Letter of Transmittal, duly completed and signed, together with the Stock Certificates and all accompanying evidences of authority in form satisfactory to Holdings and any other required documents. You hereby acknowledge that delivery of the Stock Certificates shall be affected and risk of loss and title to the Stock Certificates will pass only upon proper delivery thereof to Holdings. All questions as to validity, form and eligibility or any surrender of the Stock Certificates hereunder will be determined by Holdings and such determination shall be final and binding on all parties.

      You understand that delivery of the LLC Unit Certificates will be made after the closing of the Sale Transaction and as promptly as practicable after the surrender of your Stock Certificates is made in acceptable form.

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                SPECIAL REGISTRATION INSTRUCTIONS                                    SPECIAL DELIVERY INSTRUCTIONS
                    (SEE INSTRUCTIONS 2 AND 3)
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
To be completed ONLY if the LLC Units are to be registered in the    Complete ONLY if the LLC Units are to be mailed to some address
name of someone other than the undersigned.                          other than the address reflected above on page 1. Mail to:

Register LLC Units in the name of:                                   Name:    __________________________________________________
Name(s): __________________________________________________          Address: __________________________________________________
                       Please Type or Print
Address:
         __________________________________________________
         __________________________________________________
         __________________________________________________
                        (Include Zip Code)

         __________________________________________________
              (Tax Identification or Social Security No.)
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YOU MUST SIGN IN THE BOX BELOW.

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                    SIGNATURE(s) REQUIRED                                              SPECIAL DELIVERY INSTRUCTIONS
        SIGNATURE(S) OF REGISTERED HOLDER(S) OR AGENT                                          (if required)
                (SEE INSTRUCTIONS 2, 3 AND 4)                                               (SEE INSTRUCTION 2)
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Must be signed by the registered holder(s) EXACTLY as name(s)        Unless the shares of Common Stock are tendered by the
appear(s) on Stock Certificate(s). If signature is by a trustee,     registered holder(s), or for the account of a member of a
executor, administrator, guardian, attorney-in-fact, officer for     Signature Guarantee Program, Stock Exchange Medallion Program
a corporation acting in a fiduciary or representative capacity,      or New York Stock Exchange Medallion Signature Program (each,
or other person, please set forth full title.                        an "Eligible Institution"), the above signature(s) must be guaranteed by an Eligible Institution.
___________________________________________________________
                       (Registered Holder)                           ___________________________________________________________
___________________________________________________________                                 (Authorized Signature)
                       (Registered Holder)                           ___________________________________________________________
___________________________________________________________                                     (Name of Firm)
                         (Title, if any)                             ___________________________________________________________
                                                                                       (Address of Firm - Please Print)
Date:______________________Phone No.:______________________

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                                      H-3

                   INSTRUCTIONS FOR SURRENDERING CERTIFICATES

                 (Please read carefully the instructions below)

      1. Method of Delivery: Your Stock Certificate(s) and this Letter of Transmittal must be sent or delivered to the Exchange Agent. Do not send them to Holdings or Metropolis. The method of delivery of Stock Certificates to be surrendered to the Exchange Agent at the address set forth on the front of this Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received. If the Stock Certificate(s) are sent by mail, registered mail, with return receipt requested and properly insured, is suggested. A return envelope is enclosed.

      2. LLC Units Issued in the Same Name: If LLC Units are to be issued in the same name as the surrendered Stock Certificate is registered, this Letter of Transmittal should be completed and signed exactly as the surrendered Stock Certificate is registered. Do not sign the Certificate(s). Signature guarantees are not required if the Stock Certificate(s) surrendered herewith are submitted by the registered owner of such shares of Common Stock who has not completed the section entitled "Special Registration Instructions" or are for the account of an Eligible Institution.

      If any of the shares of Common Stock surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the Certificate(s). If any shares of Common Stock are registered in different names on several Stock Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

      3. Special Delivery Instructions: Indicate the name and address to which the LLC Unit Certificates are to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. You are required to give the social security number or employer identification number of the record owner of the shares of Common Stock.

      4. Letter of Transmittal Required: Surrender of Certificate(s), Lost Certificate(s): You will not receive your LLC Unit Certificates unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the Stock Certificate(s) evidencing your shares of Common Stock and any required accompanying evidences of authority. If your Stock Certificate(s) has been lost, stolen, misplaced or destroyed, contact the Exchange Agent for instructions at 1-212-509-4000 (x531) prior to delivery of this Letter of Transmittal.

      5. Substitute Form W-9: To comply with certain requirements under U.S. Federal Income Tax Law, please provide the Exchange Agent with the correct Taxpayer Identification Number ("TIN") of the stockholder on the Substitute Form W-9 below. If the Certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report.

      The surrendering stockholder must check the box in Part III if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future. Please review the enclosed Guidelines for Certification of Taxpayers Identification Number of Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent.

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         PLEASE SIGN HERE  Signature ___________________________________________________         Date_______________________________

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(Must be signed by registered Certificate Holder(s) exactly as name(s) appear(s) on Stock Certificate(s) or by person(s) authorized to become registered holders of the LLC Units by certificate and documents transmitted with this Letter of Transmittal. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, officers of corporations or other person(s)
acting in a fiduciary or representative capacity, please provide the following information and see Instruction 2).

Name(s):      __________
Capacity (Full Title):      __________
Address (Including Zip Code):      __________
Telephone Number (Including Area Code):      __________
Taxpayer Identification or Social Security No:      __________

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
                 SUBSTITUTE                    Part I:  PLEASE PROVIDE YOUR TIN IN THE      Social Security Number or Employer
                  FORM W-9                     SPACE AT THE RIGHT AND CERTIFY BY SIGNING    Identification Number
         Department of the Treasury            AND DATING BELOW.
          Internal Revenue Service
                                               -------------------------------------------------------------------- ----------------
        Payer's Request for Taxpayer           Part II:  For Payees exempt from backup withholding, see the         Part III
         Identification Number (TIN)           enclosed Guidelines for Certification of Taxpayers Identification    Awaiting TIN:
                                               Number on Substitute Form W-9 and
                                               complete as instructed therein.                                      |_|
---------------------------------------------- -------------------------------------------------------------------- ----------------
Certification.  Under penalties of perjury, I certify that:

(1)   The Number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),
      and

(2)   I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions. You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on you tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).
                                          Also see instructions in the enclosed Guidelines.

PLEASE SIGN HERE  Signature ___________________________________________________         Date_______________________________

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                                      H-5

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

------------------------------ ---------------------------
For this type of               Give the
account:                       SOCIAL SECURITY
                               number of --

------------------------------ ---------------------------
1.       An individual's       The individual
         account
2.       Two or more           The actual owner of the
         individuals (joint    account or, if combined
         account)              funds, any one of the
                               individuals*
3.       Husband and wife      The actual owner of the
         (joint account)       account or, if joint
                               funds, either person
4.       Custodian account     The minor**
         of a minor (Uniform
         Gift to Minors Act)
5.       Adult and minor       The adult or, if the
         (joint account)       minor is the only
                               contributor, the minor
6.       Account in the name   The ward, minor, or
         of guardian or        incompetent person***
         committee  for a
         designated ward,
         minor, or
         incompetent person
7. a.    The usual revocable   The grantor-trustee
         savings trust
         account (grantor is
         also trustee)
   b.    So-called trust       The actual owner
         account is not a
         legal or valid
         trust under State
         law

---------------------------- ---------------------------
                             Give the
For this type of account:    EMPLOYER
                             IDENTIFICATION
                             number of --
---------------------------- ---------------------------
8.       Sole                The owner****
         proprietorship
         account
9.       A valid trust,      Legal entity (Do not
         estate, or pension  furnish the identifying
         trust               number of the personal
                             representative or trustee
                             unless the legal entity
                             itself is not designated
                             in the account
                             title.)*****
10.      Corporate account   The corporation
11.      Religious,          The organization
         charitable, or
         educational
         organization
         account
12.      Partnership held    The partnership
         in the name of the
         business
13.      Association, club   The organization
         or other
         tax-exempt
         organization
14.      A broker or         The broker or nominee
         registered
         nominee
15.      Account with the    The public entity
         Department of
         Agriculture in the
         name of a public
         entity (such
         public entity as a
         State or local
         governmental,
         school district or
         prison) that
         receives
         agricultural
         program payments.

-------------------------

*     List first and circle the name of the person whose number your furnish.

**    Circle the minor's name and furnish the minor's social security number.

*** Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

****  Show the name of the owner.

***** List first and circle the name of the legal trust, estate or pension trust.

      NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5. Application for a Social Security Number Card, or Form SS-4 Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

      o     A corporation.

      o     A financial institution.

      o An organization exempt from tax under section 501(a), or an individual retirement plan.

      o     The United States or any agency or instrumentality thereof.

      o A State, The District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

      o     United States, or any subdivision or instrumentality thereof.

      o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

      o An international organization or any agency or instrumentality thereof.

      o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

      o     A real estate investment trust.

      o     A common trust fund operated by a bank under section 584(a).

      o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

      o An entity registered at all times under the Investment Company Act of 1940.

      o     A foreign central bank of issue.

      Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

      o     Payments to nonresident aliens subject to withholding under section
            1441.

      o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non-resident partner.

      o Payments of patronage dividends where the amount renewed is not paid in money.

      o     Payments made by certain foreign organizations.

      o     Payments made to a nominee.

      Payments of interest not generally subject to backup withholding include the following:

      o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

      o Payments of tax-exempt interest (including exempt interest dividends under section 852).

      o     Payments described in section 6049(b)(5) to non-resident aliens.

      o     Payments on tax-free covenant bonds under section 1451.

      o     Payments made by certain foreign organizations.

      o     Payments made to a nominee.

      Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

      Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

      Privacy Act Notice -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


                                      H-7